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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 1, 1996

                             SHILOH INDUSTRIES, INC.
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
          Delaware                            0-21964                              51-0347683
(State or other jurisdiction         Commission File Number            (I.R.S. Employer Identification No.)
     of incorporation or
        organization)

Suite 350, 1013 Centre Road, Wilmington, Delaware                   19805
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   (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (302) 998-0592



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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

Shiloh Industries, Inc. (the "Company") acquired substantially all of the assets of Greenfield Die & Manufacturing Corporation (the "Seller") for $22,577,937.17 in cash effective November 1, 1996. The purchase price may be subject to adjustment in accordance with the terms of the Asset Purchase Agreement, dated September 6, 1996, among GDM Acquisition, Inc., Greenfield Die & Manufacturing Corp. and 3-D Engineering Inc. The consideration paid in the transaction was determined on the basis of arms-length negotiations by the parties. The acquisition was financed with funds obtained from KeyBank National Association through the Company's existing credit facility. There is no relationship between the Seller and the Company or any of the Company's affiliates, directors, or officers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         2.1 Asset Purchase Agreement, dated September 6, 1996, among GDM Acquisition, Inc., Greenfield Die & Manufacturing Corp. and 3-D Engineering Inc. Incorporated by reference to Exhibit 2.2 of the Company's Quarterly Report on Form 10-Q for the period ended July 31, 1996. The Company agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to Exhibit 2.1.

         99.1     Press release issued by the Company on September 9, 1996.

         99.2     Press release issued by the Company on November 1, 1996.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 18, 1996              SHILOH INDUSTRIES, INC.

                                        By: /s/Robert L. Grissinger
                                           --------------------------------
                                            Robert L. Grissinger
                                            Chairman, President and Chief
                                            Executive Officer

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                                INDEX TO EXHIBITS

Exhibit           Description of Exhibit
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2.1               Asset Purchase Agreement, dated September 6, 1996, among GDM
                  Acquisition, Inc., Greenfield Die & Manufacturing Corp. and
                  3-D Engineering Inc. Incorporated by reference to Exhibit 2.2 of the Company's Quarterly Report on Form 10-Q for the period ended July 31, 1996. The Company agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to Exhibit 2.1.

99.1              Press release issued by the Company on September 9, 1996.*

99.2              Press release issued by the Company on November 1, 1996.*



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*        Filed herewith.

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